EXHIBIT 99(c)


                       NOTICE OF GUARANTEED DELIVERY

                                    for

                        SUBSCRIPTION CERTIFICATIONS

                                 issued by

                             C-TEC CORPORATION


          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Basic Subscription Privilege and the Oversubscription Privilege pursuant to the Rights Offering described in the Prospectus dated _____, 1994 (the "Prospectus") of C-TEC Corporation, a Pennsylvania corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription/Information Agent listed below (the "Subscription/Information Agent") at or prior to 5:00 p.m. New York City time on _____, 1994 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription/Information Agent, and must be received by the Subscription/Information Agent on or prior to the Expiration Date. See "The Rights Offering-Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $_____ per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription/Information Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.



                  The Subscription/Information Agent is:
                       [                           ]

      By Mail:          Facsimile Transmission:            By Hand:
  [                 ]       [                  ]      [                ]
  Attention:[       ]       [                  ]      Attention:[      ]
  [                 ]                                 [                ]
  [                 ]                                 [                ]
                                                      [                ]

                         if by Overnight Courier:
                       [                           ]
                       Attention:  [               ]
                       [                           ]
                       [                           ]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

          The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing______ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the condition set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise
(i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of _____ Rights represented by such Subscription Certificate and (ii) the Oversubscription Privilege relating to each such Right, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to _____ Excess Shares. The undersigned understands that payment of the Subscription Price of $___ per share for each Common Share subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription/Information Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $ _____, either (check appropriate box):


     /_/ is delivered herewith
               or
     /_/ was delivered separately;

in the manner set forth below (check appropriate box and complete information relating thereto):

     /_/ wire transfer of funds

          -    name of transferor institution

          -    date of transfer

          -    confirmation number (if available)

     /_/ uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription/Information Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     /_/ certified check

     /_/ bank draft (cashier's check)

     /_/ money order

          -    name of maker

          -    date and number of check, draft or money order number
               (date)    (number)

          -    bank on which check is drawn or issuer of money order

Signature(s)                           Address

Name(s)
                                       Area Code and Tel. No(s).
   Please Type or Print

Subscription Certificate
No(s). (if available)



                           GUARANTEE OF DELIVERY
     (Not to be used for Subscription Certificate signature guarantee)


          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription/Information Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five NASDAQ trading days after the date hereof.


                                                     Dated:        , 1994

                                                     (Name of Firm)
        (Address)

(Area Code and Telephone Number)                     (Authorized Signature)

          The institution which completes this form must communicate the guarantee to the Subscription/Information Agent and must deliver the Subscription Certificate(s) to the Subscription/Information Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.